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                                                                    Exhibit 10.9


                                      LEASE
                   FOR 619 N. COOPER ROAD IN GILBERT, ARIZONA
                                     BETWEEN
               19TH AVENUE/BUCHANAN LIMITED PARTNERSHIP (LANDLORD)
                   AND B & K STEEL FABRICATIONS, INC. (TENANT)


                                  MARCH 1, 1997
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                                      LEASE


                  THIS LEASE is entered into as of the 1st day of March, 1997, by and between 19th AVENUE/BUCHANAN LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord"), and B & K STEEL FABRICATIONS, INC., an Arizona corporation ("Tenant").

ARTICLE 1.        LEASED PREMISES

1.1 Leased Premises. Landlord leases to Tenant the land and improvements located at 619 N. Cooper Road, Gilbert, Arizona, as more particularly described on Exhibit "A" ("Leased Premises").

ARTICLE 2. TERM

2.1 Term of Lease. The term of this Lease shall be twenty (20) years commencing on March 1, 1997 and ending on February 28, 2017.

2.2 Quiet Enjoyment. Landlord agrees that so long as the rent is being paid in the manner and at the time prescribed and the covenants and obligations of Tenant are being all and singularly kept, fulfilled and performed, Tenant shall lawfully and peaceably have, hold, possess, use and occupy and enjoy the Leased Premises so long as this Lease remains in force without hindrance, disturbance or molestation from Landlord, subject to the specific provisions of this Lease.

2.3 Surrender of Leased Premises. Upon any termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for herein, forfeiture, or otherwise, Tenant shall immediately surrender possession of the Leased Premises and all buildings and improvements on the same to Landlord in good and tenantable repair, reasonable wear and damage from fire or other casualty or peril excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises.

         At any time during the ten (10) days before the termination date of this Lease, Tenant, if not in default hereunder at such time, shall have the right to remove, and at the end of the term, if directed to do so by Landlord, shall remove from the Leased Premises all furniture, furnishings, signs, and equipment then installed or in place in, on or about the Leased Premises; provided, however, Tenant shall, and it covenants and agrees to, make all repairs to the Leased Premises required because of such removal. If any of such property shall remain on the Leased Premises after the end of the term hereof, such property shall be and become the property of Landlord without any claim therein of Tenant. Landlord may direct Tenant to remove such property, in which case Tenant


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         agrees to do so, and to reimburse Landlord for any expense of removal in the event Tenant shall fail to remove such property if and when directed.

         Upon termination of this Lease, Tenant shall peaceably surrender the Leased Premises, including all fixtures and tenant improvements, in a neat and broom clean condition, and Tenant shall repair any holes or openings made by Tenant in the walls, roof or floor of the building, remove any protuberance and perform any maintenance or repairs required of Tenant by this Lease. If directed to do so by Landlord, Tenant shall also remove any improvements, additions or alterations made to the Leased Premises by Tenant even though such improvements by the terms of this Lease become a part of the Leased Premises.

2.4 Holding Over. If Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, remains in possession of the Leased Premises with Landlord's written consent but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Leased Premises as a tenant at will, subject to all the covenants, conditions and agreements of this Lease. If Tenant remains in possession without Landlord's written consent, Tenant shall be deemed to be in wrongful holdover and shall be subject to all the rights and remedies provided to Landlord under this Lease and the applicable laws, including any forcible entry and detainer actions or other eviction processes.

2.5 Abandonment. If Tenant, prior to the expiration or termination of this Lease by lapse of time or otherwise, relinquishes possession of the Leased Premises without Landlord's written consent, such relinquishment shall be deemed to be an abandonment of the Leased Premises and an event of default under this Lease.

ARTICLE 3. RENTALS AND OTHER TENANT CONTRIBUTIONS

3.1 Minimum Rent. Tenant shall pay to Landlord minimum annual rent in the amount of Three Hundred Forty Thousand Dollars ($340,000.00) per year, payable in advance in equal monthly installments of Twenty-eight Thousand Three Hundred Thirty-three Dollars ($28,333.00) ("Minimum Rent") on the first day of each calendar month, without prior demand therefor.

3.2 Adjustment of Minimum Rent. The minimum annual rent is subject to adjustment every five (5) years during the term of this Lease, with each adjustment to commence on March 1 of the year of adjustment ("Adjusted Minimum Rent"). The Adjusted Minimum Rent shall be effective as of March 1, 2002, March 1, 2007, and March 1, 2012 during the term hereof, with the Adjusted Minimum Rent payable in advance in equal monthly installments on the first day of each calendar month thereafter, without prior demand therefor.


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         3.2.1    Computation of Adjusted Minimum Rent. The Adjusted Minimum
                  Rent shall be computed based on the increase in the Consumer Price Index - U.S. City average - All Urban Consumers ("Index") as published by the United States Department of Labor's Bureau of Labor Statistics over the base period index. The base period index shall be the index for the calendar month of December 1996. The base period index shall be compared with the Index for the same calendar month for each subsequent December in the year immediately preceding the effective date of each adjustment (comparison month). If the Index for any comparison month is higher than the base period index, then the Minimum Rent for the next succeeding adjustment period shall be increased by the identical percentage commencing with the next succeeding March 1. In no event shall the Minimum Rent be less than that the amount paid immediately prior to any such adjustment.

         3.2.2 Use of Different Index. If the Bureau discontinues the publication of the Index, or publishes it less frequently, or alters it in any manner, then Landlord shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

3.3 Payment of Rent. Tenant shall, without prior notice or demand and without any setoff or deduction whatsoever, pay all rentals and other charges and render all statements herein prescribed at the Landlord's address or to such other person or corporation, and at such other place, as shall be designated by Landlord in writing at least ten (10) days prior to the next ensuing rental payment date.

3.4      Taxes.

         3.4.1 Rent Tax. Tenant shall pay as additional rent, any privilege tax, sales tax, gross proceeds tax, rent tax or like tax (but not including income tax), now or hereafter levied, assessed or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon any rent or other payments require to be paid under this Lease.

         3.4.2 Personal Property Tax. Tenant shall pay before delinquent, as additional rent, all personal property taxes and assessments levied or assessed by any governmental authority against any personal property or fixtures of Tenant in, on or about the Leased Premises.

         3.4.3 Real Property Tax. Tenant shall pay before delinquent, exhibiting receipts to Landlord on demand, all real property taxes and assessments levied or assessed against the Leased Premises and improvements thereon, all water charges or assessments levied in connection with any improvements or irrigation projects, or district or other taxes, assessments or governmental charges of any kind levied or assessed against the Leased Premises. Tenant shall have the right, in good faith


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          and at its sole and own cost and expense and in its own name or in the name of Landlord, to protest or contest or seek to have reviewed, reduced, equalized or abated any tax or assessment by legal proceedings in such manner as it may deem advisable. No protest, contest or other action, however, shall be maintained by Tenant after the time limited for the payment without penalty or interest of the tax or assessment unless Tenant shall have first paid the amount of such tax or assessment under protest or shall have procured a stay of proceedings to enforce the collection thereof, and shall have also provided for the payment thereof, together with all penalties, interest, cost and expenses, by the deposit of a bond in form approved by Landlord if required by law to accomplish such stay.

3.5 Interest. Tenant covenants and agrees that all sums to be paid under this Lease, if not paid when due, shall bear interest on the unpaid portion thereof at the rate of eighteen (18%) per annum from the date when due. If Landlord shall pay any monies, or incur any expenses in correction of any violation of any covenant of Tenant herein set forth, the amounts so paid, or, incurred shall, at Landlord's option and on notice to Tenant, be considered additional rentals payable by Tenant with the first installment of rental thereafter to become due and payable, and may be collected or enforced as by law provided with respect to rentals.

3.6 Utilities Consumed on Leased Premises. In addition to all rentals herein specified, Tenant shall be responsible for and shall pay for all utilities used or consumed in or upon the Leased Premises, and all sewer charges, as and when the charges therefor shall become due and payable, throughout the term of this Lease. Tenant shall make all appropriate applications to the local utility companies and pay all required deposits for meters and service for all utilities.

         In the event any utility or utility service (such as water or sewage disposal) are furnished to Tenant for which a lien could be filed against the Leased Premises or any portion thereof, Tenant shall, at Landlord's request, pay the cost thereof to Landlord as and when the charges therefor become due and payable; otherwise, Tenant shall deliver original receipted bills to Landlord within thirty (30) days after the same are due and payable without interest or penalty.

         In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Leased Premises.

ARTICLE 4. SECURITY

4.1 Landlord's Lien. Landlord shall have a general lien on the leasehold estate hereby created and on all property kept or used on the Leased Premises, whether such property is exempt from execution or not, to secure payment of any and all monies then due or thereafter becoming due to Landlord under the terms and conditions of this Lease, and to


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         secure the prompt performance and fulfillment by Tenant of each and every one of said terms and conditions. The lien as provided for in this Paragraph 4.1 attaches as of the date of execution hereof and shall remain in full force and effect unless expressly waived by Landlord in writing.

4.2 Security in Addition to Other Remedies. The security given Landlord in this Article 10 shall not limit, replace or obviate the remedies of Landlord upon a default by Tenant as described in Article below, including the right of Landlord to re-enter the Leased Premises, distrain for rent or pursue its general lien upon Tenant's property in the Leased Premises described in Paragraph 4.1 above.

ARTICLE 5. CONSTRUCTION, ALTERATIONS, MAINTENANCE AND REPAIRS

5.1 Tenant's Duty to Repair. Landlord shall not be called upon to make any improvements or repairs of any kind upon the Leased Premises and appurtenances unless such repairs are necessitated by the misuse or negligence of Landlord. Tenant shall keep and maintain in good order, condition and repair (including any such replacement, periodic painting, and restoration as is required for that purpose) the Leased Premises and every part thereof and any and all appurtenances hereto located. Any of the foregoing repairs required to be made by reason of the negligence of Landlord shall be the responsibility of the Landlord notwithstanding the provisions above contained in this paragraph.

         If Tenant refuses or neglects to commence and to complete repairs or maintenance required herein promptly and adequately, Landlord may, but shall not be required to, make and complete said repairs, and Tenant shall pay the cost thereof to Landlord as additional rent upon demand. Except as provided in Paragraph 8.1 (Fire and Casualty damage) and 8.2 (Condemnation), Landlord shall not be obligated to repair, replace, maintain or alter the Leased Premises, and Tenant waives all laws in contravention thereof. With regard to repairs, Tenant expressly waives any right pursuant to any law now existing or which may be effective during the term hereof, to make repairs at Landlord's expense.

5.2 Tenant's Alterations and Improvements to Leased Premises. Tenant shall not make or cause to be made any alterations, additions or improvements to the building, or make any changes to the exterior of the building without first obtaining Landlord's written approval and consent.

         Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. No addition, alteration, change or improvement shall be made which will weaken the structural strength, lessen the value of, or change the architectural appearance of any building or other construction.

         Landlord may condition its approval of any additions or alterations by Tenant on the requirement that Tenant or its contractor secure and bear the cost of a labor and materials


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         payment bond for the amount of the proposed construction reflecting
         Landlord as an obligee.

         All building materials and fixtures installed by Tenant shall be new or completely reconditioned. All alterations, improvements, additions and fixtures made or installed by Tenant as aforesaid shall remain upon the Leased Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord, unless Landlord shall, prior to the expiration or termination of this Lease, have given written notice to Tenant to remove the same, in which event Tenant shall remove the same and restore the Leased Premises to the same good order and condition in which it was at the commencement of this Lease. Should Tenant fail so to do, Landlord may do so, collecting, at Landlord's option, the cost and expense thereof from the Tenant as additional rent.

5.3 Furniture, Trade Fixtures and Equipment. Tenant shall not cut or drill into, or secure any trade fixtures, apparatus or equipment of any kind to any part of the Leased Premises without first obtaining the written consent of Landlord. All furnishings, trade fixtures, equipment, and machines installed by Tenant in the Leased Premises shall be new or completely reconditioned and remain the property of Tenant subject to Landlord's security interest as defined at Paragraph 4.1 above and shall be removable at the expiration or earlier termination of this Lease or any renewal or extension thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease; and provided further, that in the event of such removal, Tenant shall promptly restore the Leased Premises to their original order and condition. Any such equipment not removed at or prior to such termination shall be and become the property of Landlord.

5.4 Initial Installation and Improvements by Tenant. Tenant shall submit to Landlord complete architectural, electrical and mechanical plans and specifications covering all work which Tenant proposes to do in the Leased Premises including the fixturing thereof, whether such work is to be done by Tenant or others. Such plans and specifications shall be prepared in such detail as Landlord may require, and Tenant agrees not to commence work upon any portion of the Leased Premises until Landlord has approved such plans and specifications in writing. Landlord agrees to act with reasonable promptness with respect to such plans and specifications. Any changes in said plans or specifications must be similarly approved by Landlord.

         All of Tenant's work and installations shall be done in a first class, workmanlike manner and in compliance with all laws, rules, regulations and orders of all governmental authorities having jurisdiction thereof, and, in the performance of Tenant's work, Tenant shall engage and employ only such labor as will not cause any conflict or controversy with any labor organization representing trades performing work for Landlord or others in the Leased Premises.


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         Tenant shall, at Tenant's own expense, promptly remove from the Leased
         Premises all trash and debris which may accumulate in connection with Tenant's work in the Leased Premises.

         Landlord shall have no liability or responsibility for loss of, or any damage to fixtures, equipment or other property of Tenant so installed or placed on the Leased Premises.

5.5 Mechanic's Lien. If Tenant makes any alterations or improvements in the Leased Premises, Tenant must pay for them when made. Nothing in the Lease shall be construed to authorize Tenant or any person dealing with or under Tenant, to charge the rents of the Leased Premises, or the property of which the Leased Premises form a part, or the interest of Landlord in the estate of the Leased Premises, or any person under and through whom Landlord has acquired its interest in the estate of the Leased Premises, with a mechanic's lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of Landlord in the making of such alterations or improvements to the Leased Premises, but, on the contrary, the right or power to charge any lien, claim or encumbrance of any kind against Landlord's rents or the Leased Premises or said land is denied. So long as the laws of this state shall provide for the filing of a statutory bond to eliminate the attachment of mechanic's or materialmen's liens to real estate, Tenant shall require that its contractor or itself shall take such steps as are provided by law for the filing of said statutory bond prior to the initiation of any construction. If a mechanic's or materialmen's lien is threatened by any contractor or supplier, or in the event of the filing of a notice of any such lien, Tenant will promptly take steps immediately to have any such lien removed. If the lien is not removed within ten (10) days from the date of written notice from Landlord, Landlord shall have the right at Landlord's option to cause the lien to be discharged by record of payment, deposit, bond or order of a court of competent jurisdiction or otherwise, to pay any portion thereof and of the amounts so paid, including attorney's fees and expenses connected therewith and interest at the rate of eighteen percent (18%) per annum on any sums paid or advanced, shall be deemed to be additional rent due from Tenant to Landlord and shall be paid to Landlord immediately upon rendition to Tenant of a bill therefor. Tenant will indemnify and save harmless Landlord from and against all loss, claims, damages, costs or expenses suffered by Landlord by reason of any repairs, installations or improvement, made by Tenant.

         Except as may be expressly provided in this Lease, nothing in this
         Article 5 shall be construed to permit Tenant to place any materials upon the Leased Premises or cause any labor or construction, or to make any alterations, additions, replacements or substantial repairs, in or about the Leased Premises. Landlord shall have the further right any time, and from time to time, to post and maintain on the Leased Premises such notices as Landlord deems necessary to protect the Leased Premises and Landlord, from all liens of any nature whatsoever.


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         No mechanic's or materialmen's liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Tenant shall in any way, or to any extent, affect the interest or rights of Landlord in any buildings or other improvements on the Leased Premises, or attach to or affect Landlord's title to or rights in the Leased Premises.

ARTICLE 6. USE OF LEASED PREMISES

6.1 Tenant's Use of Leased Premises. Tenant shall use and occupy the Leased Premises only for conducting its steel fabrication and erection business and related operations and for no other purpose without Landlord's prior written consent.

6.2 Conduct of Tenant's Operations. At all times throughout the Lease term, Tenant shall:


         6.2.1 Comply with any and all requirements of any of the constituted public authorities, and with the terms of any state or federal statue or local ordinance or regulation applicable to Tenant or its use, safety, cleanliness or occupation of the Leased Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from failure to do so.

         6.2.2 Give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Leased Premises.

         6.2.3 Conduct its business in the Leased Premises in all respects in a dignified manner and in accordance with high standards of store operation.

                  (5) Comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease or at any time or times, and from time to time, promulgated by Landlord, which Landlord in its sole discretion shall deem necessary in connection with the demised Leased Premises, the building of which the demised Leased Premises are a part or the Shopping Center, including both the operation of Tenant's business during certain minimum days and hours and the installation of such fire extinguishers, water buckets and other safety equipment as Landlord may reasonably require.

6.3      Rights Reserved by Landlord.

         6.3.1 Easements. Landlord expressly reserves all rights in and with respect to the land hereby leased not inconsistent with Tenant's use of the Leased Premises as provided in the Lease, including (without in anyway limiting the generality of the foregoing) the rights of Landlord to enter upon the Leased Premises and give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer and other pipe lines,


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                  and telephone, electric, and power lines, cables and conduits as Landlord may deem desirable in connection with the development or use of any other property in the neighborhood of the land hereby leased, whether owned by Landlord or not, all of which pipelines, lines and conduits shall be buried to a sufficient depth or raised to a sufficient height so as not to interfere with the use or stability of the building or any other improvements on the land hereby leased.

         6.3.2 Inspection. Landlord reserves the right to, at all reasonable times, by itself or its duly authorized agents, employees and contractors to go upon and inspect the demised Leased Premises and every part thereof, to enforce or carry out the provisions of this Lease, to perform any defaulted obligation of Tenant or for any other proper purposes.

         6.3.3 Presentation for Sale or Lease. Landlord hereby reserves the right during usual business hours to enter the Leased Premises and to exhibit the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, to exhibit the Leased Premises to any prospective Tenant, and to display a "For Sale" sign at any time, and also after notice from either party of intention to terminate this Lease, or at any time within six (6) months prior to the expiration of the Lease, a "For Rent" sign, or both "For Sale" and "For Rent" signs, and all said signs shall be placed upon such part of the Leased Premises as Landlord shall require, except on doors leading into the Leased Premises. Prospective purchasers or tenants authorized by Landlord may inspect the Leased Premises at reasonable hours at any time.

ARTICLE 7. LIABILITY INSURANCE AND INDEMNIFICATION

7.1 Insurance. During the term of this Lease, Tenant, at Tenant's expense, shall keep the building of which the Leased Premises are a part insured against loss or damage by fire and the hazards covered by extended coverage insurance in an amount equal to not less than the full insurable value of such building. The policy or policies therefor shall name Landlord as insured and shall be payable to Landlord. Tenant shall not commit or permit any acts in or about the Leased Premises which may in any way impair or invalidate such policy or policies of insurance for the building.

         Tenant shall be solely responsible for obtaining any fire or extended coverage insurance for personal property and improvements of Tenant and for all goods, commodities and materials stored by Tenant in or about the Leased Premises. Tenant agrees that if any property owned by it and located in the Leased Premises shall be damaged or destroyed, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for or in respect of such damage or destruction, and Tenant shall require all policies of risk insurance carried by it on its property in the Leased Premises to contain or be endorsed


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         with a provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

7.2 Operations of Tenant. All operations conducted by Tenant shall be at Tenant's sole risk. In addition, Tenant shall procure and keep in force at its own expense public liability insurance and comprehensive general liability insurance, including contractual liability insurance sufficient to cover all phases and aspects of the operation and conduct of its business, with minimum limits of $1,000,000 on account of bodily injuries to or death of one person, and $3,000,000 on account of bodily injuries to or death of more than one person as the result of any one accident or disaster, and $1,000,000 on account of damage to property.

7.3 Policy Requirements. All insurance policies required of Tenant in this Lease shall name as insured both Landlord and Tenant (and upon request, any other party named by Landlord) and shall contain an express waiver of any right of subrogation against Landlord and other named insureds designated by Landlord. All policies shall be in such companies as are authorized to write such coverage in Arizona, shall be acceptable to Landlord and/or its lender (which shall be named as an additional insured if requested in writing). Tenant will further deposit the policy or policies of such insurance or certificates thereof, with Landlord with evidence of payment of premium at all times commencing with the date of this Lease. Each policy shall provide against cancellation without thirty (30) days prior written notice to the named insureds.

7.4 Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Article 7 and fails to maintain such insurance in force continuously during the term of this Lease, Landlord shall be entitled to procure such insurance, and Tenant shall immediately reimburse Landlord for such premium expense.

7.5 Indemnification and Waiver of Claims. Tenant indemnifies Landlord and waives claims as follows:

         7.5.1 Indemnification. Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property occurring in or about, or arising from or out of, the Leased Premises and adjacent sidewalks and loading platforms or areas or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, customers or employees. Additionally, Tenant agrees to indemnify and hold harmless Landlord with respect to any claim, cause of action or proceeding, in law or in equity, civil, criminal or administrative, asserted or brought by any person, firm or corporation. Tenant agrees to defend at its own cost and expense any lawsuit or proceeding referred to above and to reimburse Landlord for any reasonable expenses or damages, including reasonable


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                  attorney's fees, incurred in any such proceeding, lawsuit, administrative action, or investigation commenced in whole or in part by reason of said exclusive clause.

         7.5.2 Waiver of Claims. Landlord and Landlord's agents, employees and contractors shall not be liable for, and Tenant hereby releases all claims for, damage to person and property sustained by Tenant or any person claiming through Tenant resulting from any theft, fire, accident, occurrence or condition in or upon the Leased Premises or building of which they shall be a part.

                           In the event the Leased Premises or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party hereto against the other with respect to such damage or destruction are waived; and all policies of fire and/or extended coverage or other insurance covering the Leased Premises or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived the right of recovery from any person or persons prior to the date and time of loss or damage, if any.

         7.5.3 Notice of Claims or Suits. Tenant agrees to promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against Landlord. In the event Landlord is made a party to any action for damages which Tenant has herewith indemnified Landlord against, then Tenant shall pay all costs and shall provide effective counsel in such litigation or shall pay, at Landlord's option, the attorney fees and costs incurred in connection with said litigation by Landlord.

ARTICLE 8. LOSS, DESTRUCTION OR TAKING OF LEASED PREMISES

8.1 Fire or Other Casualty. Tenant shall give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Leased Premises and shall fully cooperate with Landlord in filing all necessary proofs of claim with insurance companies. The proceeds of such insurance applicable to the Leased Premises shall be paid to Landlord and Landlord shall rebuild, repair or restore the Leased Premises to the condition at the time immediately preceding the loss or damage; provided, however, that Landlord may elect to retain such insurance proceeds and shall not be required to rebuild, repair or restore the Leased Premises, and this Lease shall be terminated, if such damage or destruction occurs within the last year of the term of this Lease, or if more than one-third (1/3) of the Leased Premises is so damaged or destroyed. In the event of total destruction of the Leased Premises, the rent shall abate during the period of rebuilding, repair or restoration by Landlord, or, in the event of partial destruction of the Leased Premises, the rent shall abate pro rata during the period of rebuilding, repair or restoration by Lessor.

8.2 Condemnation. If title to all or any portion of the Leased Premises be taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Leased Premises, Tenant shall not be entitled to participate or receive any part of the damages or award except where said award shall provide for moving or other reimbursable expenses for Tenant under applicable statute, in which event the latter sum shall be received by Tenant, and except that portion of any award allocated to the taking of Tenant's trade fixtures, equipment and personal property, or to a loss of business by Tenant. None of the awards or payments to Landlord shall be subject to any diminution or apportionment on behalf of Tenant or otherwise.

         If any power of eminent domain is exercised during the term of this Lease, such exercise shall not void or impair this Lease unless the amount of the Leased Premises so taken is such as to substantially and materially impair the usefulness of the Leased Premises for the purpose of which they are hereby demised, in which event either party may cancel this Lease by notice to the other within sixty (60) days after possession is taken, and the rental herein provided shall abate as of the date possession is taken by the condemning authority.

         If a portion of the Leased Premises shall be taken as herein provided for public improvements or otherwise under the exercise of the right of eminent domain and the Leased Premises shall continue to be reasonably suitable for the use which is hereby authorized, then the rental herein provided shall be reduced from the date of such taking in direct proportion to the reduction in usefulness of the Leased Premises.

ARTICLE 9. ASSIGNMENT, SUBLETTING, MORTGAGING AND SUBORDINATION

9.1 Assignment and Subletting by Tenant. Tenant shall not convey, assign, mortgage, pledge or encumber this Lease, in whole or in part, nor sublet the whole or any part of the Leased Premises, or permit the use of the whole or any part of the Leased Premises by any licensee or concessionaire, without first obtaining the written consent of Landlord. This prohibition shall be construed to include a prohibition against any assignment or subletting by operation of law, assignment for the benefit of creditors, voluntary or involuntary bankruptcy or reorganization, or otherwise, without the prior written consent of Landlord. Any assignment or sublease without Landlord's written consent is in violation of this Lease and a default hereunder and, at the option of Landlord, shall be voidable.

         Landlord's consent or refusal to consent to any such subletting may be based upon, but shall not be limited to, factors pertaining to (a) the acceptability of the proposed subtenant to the Leased Premises, and (b) the financial statement, credit and ability of any proposed subtenant to meet the obligations, terms and conditions of this Lease.

         The acceptance of any rental payments by Landlord from any alleged assignee shall not constitute approval of the assignment of this Lease by the Landlord, and the consent by Landlord to one assignment or subletting of the Leased Premises shall not constitute a waiver of Landlord's rights hereunder.

         Tenant shall pay to Landlord the sum of $500.00 as a Transfer Fee for such written consent. In the event of any such assignment, subletting, licensing or granting of a concession, made with the written consent of the Landlord as aforesaid, Tenant will nevertheless remain liable for the performance of all the terms, conditions, and covenants of this Lease. Any permitted assignment or subletting shall be by agreement in form and content acceptable to Landlord, and shall specify and require that each subtenant or assignee acquiring this Lease by acceptance of any sublease, assignment or transfer shall assume, be bound by, and be obligated to perform the terms and conditions of its sublessor and assignor under this Lease. A condition of such assignment or subletting is the agreement of the parties that Landlord shall receive the full and complete rental payment of subtenant or assignee, though such payments may be in excess of the original rental between Landlord and Tenant. It is the intent and understanding of the parties to this Agreement that Tenant shall not receive any monetary benefit in excess of the actual rental obligation of Tenant as agreed between the original Tenant and Landlord through a sublease or assignment to a third party. In the event of default of Tenant, Landlord, at Landlord's sole option, may succeed to the position of Tenant as to any subtenant or licensee of Tenant.

9.2 Assignment and Mortgaging by Landlord. The term "Landlord" as used in this Lease means the owner of the Leased Premises. So long as all sums held on Tenant's behalf in trust or escrow by Landlord are paid over to any purchaser of said Leased Premises, Landlord shall be and is hereby relieved of all covenants and obligations of Landlord hereunder after the date of sale of the Leased Premises, and it shall be construed without further agreement between the parties that the purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder from the date of such sale.

9.3 Subordination. This Lease shall, upon request by Landlord, be subject and subordinate to any and all leases, mortgages or deeds of trust hereinafter placed upon the Leased Premises, or any part thereof, and to all future modifications, consolidations, replacements, extensions and renewals of, and all amendments and supplements to said leases, mortgages or deeds of trust. Notwithstanding such subordination as aforesaid, this Lease, except as otherwise hereinafter provided, shall not terminate or be divested by foreclosure or other default proceedings under said leases, mortgages, deeds of trust, or obligations secured thereby, and Tenant shall attorn to and recognize the landlord, mortgagee, trustee, beneficiary or the purchaser at the foreclosure sale in the event of such foreclosure or other default proceeding, as Tenant's Landlord hereunder for the balance of the term of this Lease, subject to all of the terms and provisions hereof.

9.4 Offset Statement. Tenant agrees to execute, acknowledge and deliver any and all documents required to effectuate the provisions of this Article 9, and within ten (10) days after request therefor by Landlord or in the event that upon any sale, assignment, lease or hypothecation of the Leased Premises and/or the land thereunder by Landlord, an offset statement shall be required by Tenant, Tenant agrees to deliver in recordable form a certificate (if such be the case) that this Lease is in full force and effect and there are no defenses or offsets thereto, or stating those claimed by Tenant, and the dates to which rental or other sums have been paid in advance, it being intended that any such statement delivered pursuant to this Paragraph 9.4 may be relied upon by any prospective purchaser, mortgagee, assignee or beneficiary. Tenant shall also deliver to any prospective institutional lender of Landlord, upon Landlord's reasonable request therefor, from time to time, Tenant's latest financial statements and such specific subordination agreement on Lender's form as may be required by Lender. Tenant acknowledges and agrees that the promises to issue statements pursuant to this Paragraph 9.4 are a material consideration inducing Landlord to enter into this Lease, and that the breach of such promise shall be deemed a material breach of this Lease, and shall constitute a default hereunder.

ARTICLE 10. DEFAULT AND REMEDIES FOR DEFAULT

10.1 Events of Default. The occurrence of any of the following constitute an event of default hereunder:

         10.1.1 Tenant Bankruptcy/Insolvency. The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant's property; an assignment by Tenant for the benefit of creditors; or the taking of possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant.

         10.1.2 Delinquency in Payment. Failure of Tenant to pay when due any installment of rent hereunder or any other sum herein required to be paid by Tenant, and the continuance of such nonpayment for five (5) days after written notice from Landlord.

         10.1.3   Abandonment. Abandonment of the Leased Premises by Tenant.

         10.1.4 Failure to Perform Covenants. Tenant's failure to perform any other covenant or condition of this Lease within twenty (20) days after written notice and demand, unless the failure is of such a character as to require more than twenty (20) days to cure, in which event Tenant's failure to proceed diligently to cure such failure shall constitute an event of default.

10.2 Remedies of Landlord for Default by Tenant. Upon the occurrence of an event of default, Landlord shall have the right, then or at any time thereafter, and while such event of default shall continue, and in addition to and not in lieu of any other remedies, relief or rights available to Landlord at law or equity or contained in this Lease, to do any of the following:

         10.2.1 Landlord Cure. Landlord by itself or its authorized agents may cure the default and charge Tenant for the costs of such cure, which charge shall be due and payable as rental under this Lease immediately upon written notice to Tenant.

         10.2.2   Distrain. Landlord may distrain for rent due.

         10.2.3 Exercise General Lien. Landlord may exercise its general lien on the leasehold estate and all property in the Leased Premises.

         10.2.4 Right of Re-Entry. Landlord shall have the right to re-enter the Leased Premises to assume and take possession of the whole or any part thereof, and to remove all persons or personal property by direct or summary action, or in a different type of suit or proceeding, by force or otherwise, without being deemed guilty of trespass or other actionable wrong by reason thereof, and without being liable for the damages therefor or in connection therewith, and, after demand made therefor, Tenant or anyone in possession claiming under Tenant shall be deemed guilty of unlawful detainer and subject to such summary or other action as may be provided by law. Additionally, Landlord may relet the Leased Premises as the agent for and in the name of the Tenant, at any rental readily acceptable, applying the proceeds first to the payment of such rent as the same comes due, and toward the fulfillment of the other covenants and agreements of Tenant herein contained, and the balance, if any, shall be paid to Tenantl; and the Tenant hereby agrees that if Landlord shall recover or take possession of said Leased Premises as aforesaid and be unable to relet and rent the same so as to realize a sum equal to the rent hereby reserved, Tenant shall pay to Landlord any loss or difference of rent for the remainder of the term.

         10.2.5 Termination of Lease. Landlord, irrespective of the date on which its right of re-entry shall have accrued or be exercised, shall have the right, whether for rent or possession or otherwise, to forfeit this Lease and terminate the state of tenancy hereby created. This right to terminate is exercisable by a written notice to Tenant, which written notice may be part of a notice of default previously delivered to Tenant, and, as such, may be conditioned upon Tenant's failure to cure the default and the event of default. The termination may be made effective as of the event of default or thereafter, and, if not otherwise specified, will be deemed to be effective immediately. Upon such termination and forfeiture, Landlord shall be entitled to and may take immediate possession of the Leased Premises, any other notice or demand being hereby waived. Such termination does not, however, release Tenant from liability for rentals then overdue or remaining under the Lease but shall operate to accelerate the entire balance of the term rental, which shall become immediately due and payable by Tenant, along with all overdue rentals and charges.

10.3 Non-Waiver of Remedies. It is expressly agreed that neither the taking of possession of the Leased Premises nor the institution of any proceedings by way of unlawful detainer, ejectment, quiet title, or otherwise, to secure possession of the Leased Premises, nor the re-entry by Landlord with or without the institution of such proceedings, nor the rerenting or subletting of the Leased Premises, shall operate to terminate this Lease in whole or in part, nor of itself constitute an exercise of Landlord's option to do so, but only by the giving of the written notice specifically specifying termination shall such termination be effected.

         In the event Tenant breaches this Lease, or any covenant, term or condition hereunder, and abandons the Leased Premises, this Lease shall continue in force and effect for so long as the Landlord does not terminate Tenant's right to possession, and Landlord may enforce all rights and remedies of Landlord including, without limitation, the right to recover rental as it becomes due hereunder. Acts of maintenance or preservation or efforts to relet the Leased Premises, or the appointment of a receiver upon the initiation of the Landlord to protect the Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

         Waiver by Landlord of any default, breach or failure of Tenant under this Lease shall not be construed as a wavier of any subsequent or different default, breach or failure. In case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any payments hereunder without in any way waiving Landlord's right to exercise the remedies hereinbefore provided for by reason of any other breach or lapse which was in existence at the time such payment or payments were accepted by Landlord.

         It is expressly understood that the enumeration herein of express rights, options and privileges shall not limit Landlord nor deprive Landlord of any other remedy or action or cause of action by reason of any default of Tenant, including the right to recover from Tenant any deficiency upon re-renting.

         The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled in case of any breach or threatened breach by either of them or of any provisions of this Lease.

ARTICLE 11. GENERAL PROVISIONS

11.1 No Brokers. Neither Landlord nor Tenant has employed a broker who has or may have a legitimate claim to a commission arising from Tenant's acceptance of the Lease.

11.2 No Partnership. Notwithstanding any other express or implied provision of this Lease, it is understood that Landlord does not in any way or propose a partnership or joint venture with Tenant in the conduct of Tenant's business.

11.3 Successors and Assigns. All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, sublessees, and assigns of said parties, subject to the provisions of Article 9; provided, however, that the liability of Landlord hereunder and any successor in interest and title to the Leased Premises shall be limited to its interest in the Leased Premises, and no other assets of the Landlord other than its interest in the Leased Premises shall be affected by reason of any liability which said Landlord or successor in interest may have under this Lease.

11.4 Notices. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless made in writing and either personally delivered or forwarded by certified mail, return receipt requested, postage prepaid, to the address for each party provided below. Such addresses may be changed from time to time by either party by serving notices as above provided. While Tenant is in possession of the Leased Premises, notices to the Tenant may also be delivered or forwarded by certified mail to the Leased Premises.

         Address for Tenant:      B & K Steel Fabrications, Inc.
                                  819 N. Cooper Road
                                  Gilbert, Arizona 85233

         Address for Landlord:    19th Avenue/Buchanan Limited Partnership
                                  420 S. 19th Avenue
                                  Phoenix, Arizona 85009

11.5 Attorney's Fees. In the event that legal or arbitration proceedings are brought or commenced to interpret or enforce the terms of this Lease, the prevailing party shall be entitled to recover from the other party all costs and expenses of such proceedings, including reasonable attorneys' fees, whether or not any proceedings are prosecuted to judgment.

11.6     Scope and Interpretation of this Agreement.

         11.6.1 Entire Agreement. This Lease shall be considered to be the only agreement between the parties hereto pertaining to the Leased Premises. It is understood that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none shall be used to interpret or construe this Lease. It is further agreed by and between the parties hereto that there shall be no modification or amendment to this Lease, except as may be executed in writing between the parties hereto. It is further understood by Tenant that Landlord may not now, or in the future, own all of the Leased Premises. Tenant agrees not to cancel its Lease, reduce, abate, or offset rents, or pursue any other remedies under this Lease, or at law or equity, with respect to Landlord, for any violation, breach or default of this Lease by virtue of any act or omission on, or with respect to, property not owned by Landlord.

         11.6.2 Headings/Captions. The headings or captions of Articles or Paragraphs in this Lease are for convenience and reference only and they in no way define, limit, or describe the scope or intent of this Lease or the provisions of such Articles.

         11.6.3 Gender and Interpretation of Terms and Provisions. As used in this Lease and whenever required by the context thereof, each number, both singular or plural, shall include all numbers, and each gender shall include all genders. Landlord and Tenant, as used in this Lease or in any other instrument referred to in or made a part of this Lease, shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee, or in any other representative capacity. All covenants herein contained on the part of Tenant shall be joint and several.

         11.6.4 Time of Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every covenant, term, condition and provision hereof.

         11.6.5 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

         11.6.6 Governing Law. The laws of the State in which the Leased Premises are located shall govern the validity, interpretation, performance and enforcement of this Lease.

         11.6.7 Partial Invalidity. If any term covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         11.6.8 Amendment. Oral agreements in conflict with any of the terms of this Lease shall be without force and effect, all amendments to be in writing executed by the parties or their respective successors in interest.

11.7 Execution and Delivery of Lease. The submission of this Lease for examination does not constitute a reservation or option for the Leased Premises. This Lease shall be executed in duplicate and shall become effective as of the date first written only when an executed original is delivered to each party.

         IN WITNESS WHEREOF, Landlord and Tenant hereby execute this Lease, on their own behalf or through their duly authorized representative.

                        LANDLORD:

                        19th AVENUE/BUCHANAN LIMITED PARTNERSHIP, an Arizona limited partnership

                        By:      ____________________________________
                                 _________________, General Partner

                        TENANT:

                        B & K STEEL FABRICATIONS, INC., an Arizona corporation

                        By:      ____________________________________
                                 Scott A. Schuff, President



STATE OF ARIZONA                    )
                                    )ss.
COUNTY OF MARICOPA                  )

         On this _____ day of ____________, 1997, ________________
______________________ who is known to me or satisfactorily proven to me to be the person whose name is subscribed to this Lease, personally appeared before me, a notary public, and acknowledged, that he/she executed this Lease on in the capacity so indicated for the principal named.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.


                                  ----------------------------------
                                  Notary Public
My Commission Expires:


----------------------




STATE OF ARIZONA                    )
                                    )ss.
COUNTY OF MARICOPA                  )

         On this _____ day of ____________, 1997, Scott A. Schuff, who is known to me or satisfactorily proven to me to be the person whose name is subscribed to this Lease, personally appeared before me, a notary public, and acknowledged, that he executed this Lease on in the capacity so indicated for the principal named.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.


                                  ----------------------------------
                                  Notary Public
My Commission Expires:


----------------------

                                   EXHIBIT "A"
                                      LEASE
                     619 N. COOPER ROAD IN GILBERT, ARIZONA

                                LEGAL DESCRIPTION

                                TABLE OF CONTENTS

Article                                                                          Page
ARTICLE 1. LEASED PREMISES ....................................................  - 1 -
         1.1      Leased Premises..............................................  - 1 -

ARTICLE 2. TERM ...............................................................  - 1 -
         2.1      Term of Lease................................................  - 1 -
         2.2      Quiet Enjoyment..............................................  - 1 -
         2.3      Surrender of Leased Premises.................................  - 1 -
         2.4      Holding Over.................................................  - 2 -
         2.5      Abandonment..................................................  - 2 -

ARTICLE 3. RENTALS AND OTHER TENANT CONTRIBUTIONS .............................  - 2 -
         3.1      Minimum Rent.................................................  - 2 -
         3.2      Adjustment of Minimum Rent...................................  - 2 -
                  3.2.1    Computation of Adjusted Minimum Rent................  - 3 -
                  3.2.2    Use of Different Index..............................  - 3 -
         3.3      Payment of Rent..............................................  - 3 -
         3.4      Taxes........................................................  - 3 -
                  3.4.1    Rent Tax............................................  - 3 -
                  3.4.2    Personal Property Tax...............................  - 3 -
                  3.4.3    Real Property Tax...................................  - 3 -
         3.5      Interest.....................................................  - 4 -
         3.6      Utilities Consumed on Leased Premises........................  - 4 -

ARTICLE 4. SECURITY ...........................................................  - 4 -
         4.1      Landlord's Lien..............................................  - 4 -
         4.2      Security in Addition to Other Remedies.......................  - 5 -

ARTICLE 5. CONSTRUCTION, ALTERATIONS, MAINTENANCE AND
                  REPAIRS......................................................  - 5 -
         5.1      Tenant's Duty to Repair......................................  - 5 -
         5.2      Tenant's Alterations and Improvements to Leased Premises.....  - 5 -
         5.3      Furniture, Trade Fixtures and Equipment......................  - 6 -
         5.4      Initial Installation and Improvements by Tenant..............  - 6 -
         5.5      Mechanic's Lien..............................................  - 7 -

ARTICLE 6. USE OF LEASED PREMISES .............................................  - 8 -
         6.1      Tenant's Use of Leased Premises..............................  - 8 -
         6.2      Conduct of Tenant's Operations...............................  - 8 -



                                       (i)

         6.3      Rights Reserved by Landlord..................................  - 8 -
                  6.3.1    Easements...........................................  - 8 -
                  6.3.2    Inspection..........................................  - 9 -
                  6.3.3    Presentation for Sale or Lease......................  - 9 -

ARTICLE 7. LIABILITY INSURANCE AND INDEMNIFICATION                               - 9 -
         7.1      Insurance....................................................  - 9 -
         7.2      Operations of Tenant......................................... - 10 -
         7.3      Policy Requirements.......................................... - 10 -
         7.4      Failure to Procure Insurance................................. - 10 -
                  7.5.1    Indemnification..................................... - 10 -
                  7.5.2    Waiver of Claims.................................... - 11 -
                  7.5.3    Notice of Claims or Suits........................... - 11 -

ARTICLE 8. LOSS, DESTRUCTION OR TAKING OF LEASED PREMISES ..................... - 11 -
         8.1      Fire or Other Casualty....................................... - 11 -
         8.2      Condemnation................................................. - 11 -

ARTICLE 9. ASSIGNMENT, SUBLETTING, MORTGAGING AND
                  SUBORDINATION................................................ - 12 -
         9.1      Assignment and Subletting by Tenant.......................... - 12 -
         9.2      Assignment and Mortgaging by Landlord........................ - 13 -
         9.3      Subordination................................................ - 13 -
         9.4      Offset Statement............................................. - 13 -

ARTICLE 10. DEFAULT AND REMEDIES FOR DEFAULT .................................. - 14 -
         10.1     Events of Default............................................ - 14 -
                  10.1.1   Tenant Bankruptcy/Insolvency........................ - 14 -
                  10.1.2   Delinquency in Payment.............................. - 14 -
                  10.1.3   Abandonment......................................... - 14 -
                  10.1.4   Failure to Perform Covenants........................ - 14 -
         10.2     Remedies of Landlord for Default by Tenant................... - 14 -
                  10.2.1   Landlord Cure....................................... - 15 -
                  10.2.2   Distrain............................................ - 15 -
                  10.2.4   Right of Re-Entry................................... - 15 -
                  10.2.5   Termination of Lease................................ - 15 -
         10.3     Non-Waiver of Remedies....................................... - 16 -

ARTICLE 11. GENERAL PROVISIONS ................................................ - 16 -
         11.1     No Brokers................................................... - 16 -
         11.2     No Partnership............................................... - 17 -
         11.3     Successors and Assigns....................................... - 17 -
         11.4     Notices...................................................... - 17 -


                                      (ii)

         11.5     Attorney's Fees.............................................. - 17 -
         11.6     Scope and Interpretation of this Agreement................... - 17 -
                  11.6.1   Entire Agreement.................................... - 17 -
                  11.6.2   Headings/Captions................................... - 18 -
                  11.6.3   Gender and Interpretation of Terms and Provisions... - 18 -
                  11.6.4   Time of Essence..................................... - 18 -
                  11.6.5   Impartial Construction.............................. - 18 -
                  11.6.6   Governing Law....................................... - 18 -
                  11.6.7   Partial Invalidity.................................. - 18 -
                  11.6.8   Amendment........................................... - 19 -
         11.7     Execution and Delivery of Lease.............................. - 19 -



                                      (iii)